Filed Pursuant to Rule 424(b)(5)
Registration No. 333-299631

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2026

Preliminary Prospectus Supplement

(To Prospectus dated October 26, 2026)

Meta Platforms, Inc.

$22,500,000,000

Class A Common Stock

The forward sellers referred to below are offering $22,500,000,000 of shares of our Class A Common Stock, par value $0.000006 per share (our “Class A Common Stock”). We expect to enter into forward sale agreements with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC, whom we refer to in such capacity as the “forward purchasers,” with respect to an aggregate of $22,500,000,000 of shares of our Class A Common Stock. In connection with these forward sale agreements, the forward purchasers or their affiliates and/or agents, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of $22,500,000,000 of shares of our Class A Common Stock. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our Class A Common Stock underlying its forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our Class A Common Stock, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our Class A Common Stock equal to the number of shares that such forward seller does not borrow and deliver.

We do not expect to initially receive any proceeds from the sale of our Class A Common Stock sold by the forward sellers to the underwriters. Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, subject to certain conditions, on or prior to November 19, 2027. We expect that the forward sale agreements will be physically settled and that upon settlement we will receive the then-applicable adjusted forward price from the forward purchasers.

We currently have two classes of authorized stock: Class A Common Stock and Class B Common Stock, par value $0.000006 per share (“Class B Common Stock”). On October 21, 2026, we filed an amended and restated certificate of incorporation (our “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware which, upon effectiveness, will establish a new class of common stock known as Class C Common Stock with terms as specified in our Amended and Restated Certificate of Incorporation (“Class C Common Stock”). The Amended and Restated Certificate of Incorporation has been filed with an effective date of January 19, 2027. Furthermore, on October 19, 2026, our board of directors declared a dividend of one share of Class C Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock (the “Declared Class C Dividend”), contingent on the effectiveness of the Amended and Restated Certificate of Incorporation. The record date and payment date of the Declared Class C Dividend will be determined and approved by our board of directors by subsequent action. Upon the effectiveness of our Amended and Restated Certificate of Incorporation, each share of Class A Common Stock will be entitled to one vote per share, each share of Class B Common Stock will be entitled to 10 votes per share and each share of Class C Common Stock will have no voting rights, except as provided in the Amended and Restated Certificate of Incorporation or as required by applicable law.

Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “META.” On October 23, 2026 the last reported sale price of our Class A Common Stock on the Nasdaq Global Select Market was $642.62 per share. We intend to apply to list our Class C Common Stock on the Nasdaq Global Select Market upon issuance thereof as a result of the Class C Dividend.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement to read about factors you should consider before buying our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Meta Platforms, Inc. (1)	$	$

1)

We expect to receive net proceeds, before expenses, of approximately $    billion (or $    billion if the underwriters’ option to purchase additional shares is exercised in full, as described in detail below) upon settlement of the forward sale agreements, which we expect to occur on or prior to November 19, 2027. For purposes of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully settled based on the initial forward sale price of $    per share, which is equal to the public offering price per share less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the terms of forward sale agreements (including with respect to certain events concerning the Class C Common Stock), and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See the section titled “Underwriting (Conflicts of Interest)” in this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 calendar days from the date of this prospectus supplement to purchase up to an additional $3,375,000,000 of shares of our Class A Common Stock at a price of $    per share. If such option is exercised, we expect to enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our Class A Common Stock that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we may enter into with a forward purchaser in connection with the exercise by the underwriters of their option to purchase additional shares. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our Class A Common Stock underlying its additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our Class A Common Stock equal to the number of shares of our Class A Common Stock that such forward seller does not borrow and deliver.

NVIDIA Corporation, Advanced Micro Devices, Inc., and Broadcom Inc. (collectively, the “Cornerstone Investors”) have, severally and not jointly, indicated an interest in purchasing up to an aggregate of $5.0 billion of shares of Class A common stock offered in this offering at the same price and on the same terms and conditions as the other purchasers in this offering. Because these indications of interest are not binding agreements or commitments to purchase, any of the Cornerstone Investors may determine to purchase more, fewer, or no shares of Class A common stock in this offering, or the underwriters may determine to sell more, fewer, or no shares of Class A common stock to any of the Cornerstone Investors. The underwriters will receive the same underwriting discount on any shares of Class A common stock purchased by the Cornerstone Investors as they will from the other shares of Class A common stock sold to the public in this offering.

It is expected that delivery of the Class A Common Stock will be made against payment therefor on  , 2026, which is the second business day following the trade date for the Class A Common Stock (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class A Common Stock prior to the business day preceding the settlement date will be required, by virtue of the fact that the Class A Common Stock initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Class A Common Stock who wish to trade the Class A Common Stock prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Morgan Stanley	Goldman Sachs & Co. LLC

October  , 2026

This prospectus supplement, the accompanying prospectus and any related free writing prospectus that we file with the Securities and Exchange Commission (the “SEC”) contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and the forward sellers have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. If the information in this prospectus supplement is different from, or inconsistent with, the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. We are not, and the underwriters and the forward sellers are not, making an offer or sale of shares in any jurisdiction where the offer or sale is not permitted. In this prospectus supplement, “Meta,” “we,” “us” and “our” refer to Meta Platforms, Inc. and, unless expressly stated or the context otherwise indicates, do not include our subsidiaries or affiliates.

Prospectus

S-i

NOTICE TO INVESTORS

We have not, and the underwriters have not, authorized anyone to provide you with any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We and the underwriters are offering to sell the Class A Common Stock only in places where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or any document incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

Unless expressly indicated or the context requires otherwise, the terms “Meta,” “Company,” “we,” “us,” and “our” in this prospectus refer to Meta Platforms, Inc., a Delaware corporation, and, where appropriate, its subsidiaries. The term “Family” refers to our Facebook, Instagram, Messenger, and WhatsApp products. For references to accessing Meta’s products on the “web” or via a “website,” such terms refer to accessing such products on personal computers. For references to accessing Meta’s products on “mobile,” such term refers to accessing such products via a mobile application or via a mobile-optimized version of our websites, whether on a mobile phone or tablet.

Meta, the Meta logo, Meta Quest, Meta Horizon, Facebook, Instagram, WhatsApp, Reels, and our other registered or common law trademarks, service marks, or trade names included or incorporated by reference in this prospectus supplement and the accompanying prospectus are the property of Meta Platforms, Inc. or its affiliates. Other trademarks, service marks, or trade names included or incorporated by reference in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Class A Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the Class A Common Stock. If the description of this offering of the Class A Common Stock in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus provided in connection with this offering before deciding whether to invest in the Class A Common Stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the Class A Common Stock offered by this prospectus supplement.

S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K that are incorporated by reference herein or in the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

S-iv

SUMMARY

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in the Class A Common Stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and the other incorporated documents, including “Risk Factors” herein and in such incorporated documents, as well as our consolidated financial statements, before investing in the Class A Common Stock.

Our mission is to build the future of human connection and the technology that makes it possible.

Our products enable people to connect and share through mobile devices, personal computers, virtual reality (“VR”) headsets, and AI glasses. We are innovating in artificial intelligence (“AI”) technologies to build transformative experiences and capabilities across our Family of Apps and new platforms, and to advance our vision to deliver personal superintelligence for everyone.

We build technology that helps people connect and share, find and build communities, and grow businesses. We also help people discover and learn about what is going on in the world around them, enable people to share their experiences, ideas, photos, videos, and other content with audiences ranging from their closest family members and friends to the public at large, and stay connected everywhere by accessing our products. Our vision does not center on any single product, but rather an entire ecosystem of experiences, devices, and new technologies powered by AI. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, WhatsApp and Threads further empowered billions around the world. Today, Meta is building the next evolution of social technology — immersive, empowering and intelligent experiences like AI, Meta Glasses and virtual reality — grounded in one belief: the future is for everyone.

Across our work, we are innovating to build new experiences that help make our platform more social, useful, and immersive. Our AI investments support initiatives across our products and services, helping power the systems that rank content in our apps, our discovery engine that recommends relevant content, the tools advertisers use to reach customers, the development of new generative AI experiences, and the tools that make our product development more efficient and productive. We are also working to develop the next generation of AI models and advance our vision to build superintelligence, which we define as AI that surpasses human intelligence. Although it is inherently difficult to predict when superintelligence may be achieved, we are investing now because we believe this has the potential to begin a new era of individual empowerment, where people can direct superintelligence towards what they value in their own lives.

We report financial results for two segments: Family of Apps (“FoA”) and Reality Labs (“RL”). Currently, we generate substantially all of our revenue from selling advertising placements on our family of apps to marketers, which is reflected in FoA. Ads on our platform enable marketers to reach people across a range of marketing objectives, such as generating leads or driving awareness. Marketers purchase ads that can appear in multiple places including on Facebook, Instagram, Messenger, Threads, and WhatsApp, as well as third-party applications and websites. RL generates revenue from sales of consumer hardware products, software, and content.

Family of Apps Products

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Facebook. Facebook helps give people the power to build community and bring the world closer together. It’s a place for people to share life’s moments and discuss what’s happening, nurture and build relationships, discover and connect to people with shared interests, and create economic opportunity. They can do this through Feed, Reels, Stories, Groups, Marketplace, and more.

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Instagram. Instagram brings people closer to the people and things they love. Instagram Feed, Stories, Reels, Live, and messaging are places where people and creators can connect and express themselves through photos, video, and private messaging, and discover and shop from their favorite businesses.

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Messenger. Messenger is a simple yet powerful messaging application for people to connect with friends, family, communities, and businesses across platforms and devices through text, audio, and video calls.

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Meta AI. Meta AI is an assistant that’s available across our apps, as a stand-alone app, on our AI glasses, and on the web. It’s designed to help people learn, get things done, create content, and connect with others to make the most of every moment.

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Threads. Threads is an application for text-based updates and public conversations, where communities come together to discuss topics of interest. People can connect directly with their favorite creators and others who love the same things or build a loyal following of their own to share their ideas, opinions, and creativity with the world.

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WhatsApp. WhatsApp is a simple, reliable, and secure messaging application that is used by people and businesses around the world to communicate and transact in a private way. Within WhatsApp we launched WhatsApp Channels, a one-to-many broadcast service designed to help people follow information from people and organizations that are important to them.

Reality Labs Products

Many of our Reality Labs investments are directed toward long-term, cutting-edge research and development for products that are not on the market today and may only be fully realized in the next decade. This includes exploring innovations in AI and hardware to help build next-generation interfaces. In the near term, we are continuing to develop products and experiences that help people feel connected, anytime, anywhere.

Our current product offerings in VR include our Meta Quest devices, as well as software and content available through the Meta Horizon Store, which enable a range of social experiences that allow people to defy physical distance while engaging in gaming, fitness, entertainment, and more. To drive greater adoption and acceptance of VR we have introduced passthrough capabilities, which allow users to experience the immersion and presence of VR while still being grounded in the physical world, through our Meta Quest devices.

Our wearables efforts include our AI glasses and long-term AR initiatives. Our current AI glasses include the Meta Glasses, Ray-Ban Meta glasses and Oakley Meta glasses, which feature Meta AI, our advanced conversational assistant, as well as other features such as hands-free interaction. As we continue our long-term efforts to bring AR glasses to market, in 2024 we also unveiled our Orion prototype, a pair of true AR glasses that overlay content on top of the physical world. It does this with an industry-leading field of view and in glasses form factor for comfortable wear. In 2025, we introduced Meta Ray-Ban Display, which combines our AI glasses with an integrated display built into the lens. It comes with the Meta Neural Band, which is a wrist-worn wearable device that uses electromyography to let people control their AI glasses using neuromuscular signals.

We are a Delaware corporation. Our principal executive offices are located at 1 Meta Way, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our Class A Common Stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “META.” We intend to apply to list our Class C Common Stock on Nasdaq upon issuance thereof.

Recent Developments

On October 19, 2026, based on the unanimous recommendation of a special committee composed of disinterested and independent directors, our board of directors approved, declared advisable, and recommended the amendment and restatement of our Amended and Restated Certificate of Incorporation (as so amended and restated, the “Amended and Restated Certificate of Incorporation”) to adjust our capital structure by establishing a new class of capital stock, which will be known as Class C Common Stock. On October 20, 2026, the Amended and Restated Certificate of Incorporation was approved via written consent by the holders of a majority of the voting power of our outstanding capital stock, including holders of a majority of our outstanding Class B Common Stock, voting as a separate class. We filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 21, 2026, and the Amended and Restated Certificate of Incorporation has an effective date of January 19, 2027.

Furthermore, on October 19, 2026, our board of directors declared a dividend of one share of Class C Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock (the “Declared Class C Dividend”), contingent upon the effectiveness of the Amended and Restated Certificate of Incorporation. The record date and payment date of the Declared Class C Dividend will be determined and approved by our board of directors by subsequent action.

The Offering

As used in this section, the terms “Meta,” “us,” “we” or “our” refer to Meta Platforms, Inc. and not any of its subsidiaries.

Issuer	Meta Platforms, Inc., a Delaware corporation

Class A Common Stock offered by the forward sellers	$22,500,000,000 of shares (or $25,875,000,000 of shares if the underwriters’ option to purchase additional shares is exercised in full)(1)

Class A Common Stock outstanding immediately before this offering	2,214,455,318 shares

Class A Common Stock to be outstanding immediately after this offering and after settlement of the forward sale agreements	2,249,468,234 shares (or 2,254,720,172 shares if the underwriters’ option to purchase additional shares is exercised in full)(1)(2)

Class C Effective Date	A “Class C Effective Date” will be deemed to have occurred if we issue, in connection with the Class C Dividend, shares of Class C Common Stock that are approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.

Upon the occurrence of a Class C Effective Date, each forward sale agreement will become two separate transactions, each with terms identical to those of the applicable forward sale agreement immediately prior to the Class C Effective Date, except with one transaction having shares of Class A Common Stock as the underlying shares (a “Class A Transaction”) and the other transaction having Class C Common Stock as the underlying shares and with such further changes as required under the terms of each forward sale agreement. Subject to certain conditions, we will have the ability to settle the Class A Transactions through the delivery of shares of Class C Common Stock, with an adjustment to the forward price applicable to such settlement.

Class C Common Stock	A new class of common stock known as Class C Common Stock, with terms as specified in our Amended and Restated Certificate of Incorporation, to be established upon the effectiveness of the Amended and Restated Certificate of Incorporation.

Class C Dividend	A “Class C Dividend” means either (x) the Declared Class C Dividend or (y) any reclassification or recapitalization (in each case, other than through a merger) of each share of Class A Common Stock outstanding into one share of Class A Common Stock and one share of Class C Common Stock, where such reclassification or recapitalization is economically equivalent to the Declared Class C Dividend.

Declared Class C Dividend	The dividend of one share of Class C Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock declared by our board of directors on October 19, 2026, contingent on the effectiveness of the Amended and Restated Certificate of Incorporation.

Amended and Restated Certificate of Incorporation	The amended and restated certificate of incorporation that we filed with the Secretary of State of the State of Delaware on October 21, 2026.

Use of Proceeds	We do not expect to initially receive any proceeds from the sale of shares of our Class A Common Stock offered by the forward sellers in this offering unless an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement (including in connection with the exercise of the underwriters’ option to purchase additional shares, in whole or in part), in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

At an assumed initial forward sale price of $ per share (which is the price at which the underwriters have agreed to buy the shares of Class A Common Stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $ billion (or approximately $ billion if the underwriters’ option to purchase additional shares is exercised in full), subject to the price adjustment and other provisions of the forward sale agreements, upon settlement of the forward sale agreements, which we expect to occur on or prior to November 19, 2027. For purposes of calculating the proceeds we expect to receive upon settlement of the forward sale agreements, we have assumed that each forward sale agreement is settled by delivery of our Class A Common Stock based upon the assumed initial forward sale price of $ on the effective date of the forward sale agreements, which will be , 2026. We will not receive any proceeds under the forward sale agreements on the closing date of this offering.

The actual proceeds to us from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our Class A Common Stock or Class C Common Stock, as applicable, during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. In addition, following the Class C Effective Date, the forward sale price will be subject to reduction if we elect to settle any forward sale agreement by delivery of our

Class C Common Stock, in the case of a Class A Transaction, based in part on the difference between the trading price of our Class A Common Stock and our Class C Common Stock at that time. The settlement of the forward sale agreements is also subject to acceleration by each forward purchaser upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” in this prospectus supplement for a description of the forward sale agreements.

We currently intend to use the net proceeds, if any, that we receive upon settlement of the forward sale agreements for general corporate purposes.

U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock	See “U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock” in this prospectus supplement for a discussion of certain United States federal income tax considerations of the acquisition, ownership and disposition of our Class A Common Stock.

Concurrent Depositary Shares Offering	Concurrently with this offering, we expect to offer 250,000,000 of our Series A Depositary Shares, each of which represents a 1/20th interest in a share of our % Series A Mandatory Convertible Preferred Stock, par value $0.000006 per share (“Series A Mandatory Convertible Preferred Stock”), pursuant to a separate prospectus supplement. The completion of this offering is not contingent on completion of the Concurrent Depositary Shares Offering, and the completion of the Concurrent Depositary Shares Offering is not contingent on the completion of this offering.

See the section titled “Concurrent Depositary Shares Offering.”

Listing	Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “META.” We intend to apply to list our Class C Common Stock to be issued as a result of the Class C Dividend on the Nasdaq Global Select Market.

Transfer Agent and Registrar	Computershare Trust Company, N.A. is the transfer agent and registrar for our Class A Common Stock and will be the transfer agent and registrar for our Class C Common Stock (once effective).

Accounting treatment of the transaction

The forward sale agreements are not expected to satisfy the accounting requirements for equity classification and, as a result, are expected to be recorded at fair value as derivative assets or liabilities on our balance sheet. For each financial period after we enter into the forward sale agreements and for so long as they do not qualify for equity classification, we expect to recognize in our consolidated statements of income the changes in the fair value of the forward sale agreements during that period. The fair value of the forward sale agreements for these purposes may be affected by a number of factors, many of which are outside our control, including changes in the market price of our Class A Common Stock, changes in the market price of our Class C Common Stock, interest rates, the passage of time and other assumptions used in the relevant valuation models under the applicable accounting standards. These gains or losses could be significant and may cause significant volatility in our reported financial results, even though the terms of the forward sale agreements will not change or affect our cash flows prior to settlement thereof, which could make it more difficult for you to evaluate our operating performance and could adversely affect the market price of our Class A Common Stock or Class C Common Stock.

From the date we enter into the forward sale agreements until settlement, the Class A Common Stock or Class C Common Stock, as applicable, issuable under the forward sale agreements will be treated as potential common shares in calculating diluted earnings per share under the treasury stock method, to the extent dilutive. Under this method, the number of shares of our Class A Common Stock and Class C Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of Class A Common Stock and Class C Common Stock that would be issued upon full settlement of the forward sale agreements over the number of shares of Class A Common Stock and Class C Common Stock that could be purchased by us in the market (based on the average market price of our Class A Common Stock and Class C Common Stock during the applicable reporting period) using the proceeds receivable upon full settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our Class A Common Stock or Class C Common Stock, as applicable, is above the applicable adjusted forward sale price, which is initially $    per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our Class A Common Stock or Class C Common Stock, as applicable, during the term of the forward sale agreements and in connection with settlement involving shares of our Class C Common Stock. Furthermore, if we determine the effect of the forward sale agreements is dilutive, the numerator of diluted earnings per share will be adjusted to reverse the derivative gain or loss recognized during the period because diluted earnings per share will be calculated as if the contract were accounted for in equity, and not as a derivative, during the relevant period. Upon settlement of the forward sale agreements, delivery of shares of our Class A Common Stock or Class C Common Stock, as applicable, to the forward purchasers will result in dilution to our earnings per share.

Conflicts of Interest	All of the proceeds from the sale of shares of our Class A Common Stock offered by the forward sellers in this offering (excluding proceeds, if any, paid to us with respect to any shares of our Class A Common Stock that we may sell to the underwriters in lieu of the forward sellers selling such shares as further described elsewhere in this prospectus supplement) will be paid to the forward purchasers. Because Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC or their affiliates and/or agents, in their capacity as forward sellers, will receive more than 5% of the net proceeds of this offering, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our Class A Common Stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in this prospectus supplement for additional information.

Indication of Interest	The Cornerstone Investors have, severally and not jointly, indicated an interest in purchasing up to an aggregate of $5.0 billion of shares of Class A common stock offered in this offering at the same price and on the same terms and conditions as the other purchasers in this offering. Because these indications of interest are not binding agreements or commitments to purchase, any of the Cornerstone Investors may determine to purchase more, fewer, or no shares of Class A common stock in this offering, or the underwriters may determine to sell more, fewer, or no shares of Class A common stock to any of the Cornerstone Investors. The underwriters will receive the same underwriting discount on any shares of Class A common stock purchased by the Cornerstone Investors as they will from the other shares of Class A common stock sold to the public in this offering.

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our Class A Common Stock.

(1)

The forward sellers have advised us that they intend to acquire shares of our Class A Common Stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares under the forward sale agreements until later settlement of the forward sale agreements, which provide for settlement on a settlement date or dates to be specified at our discretion, subject to certain conditions, on or prior to November 19, 2027. The settlement of the forward sale agreements is also subject to acceleration by each forward purchaser upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” in this prospectus supplement for a description of the forward sale agreements.
(2)

The number of shares of our Class A Common Stock to be outstanding immediately after this offering and full settlement of the forward sale agreements assumes that the initial forward sale price will be $642.62 per share, which is equal to the last reported sale price of our Class A Common Stock on the Nasdaq Global Select Market on October 23, 2026, that we will receive an additional $3,375,000,000 of proceeds pursuant to the additional forward sale agreements if the underwriters’ option to purchase additional shares is exercised in full at an initial forward sale price of $642.62, and, in each case, without taking into account the Class C Effective Date. In addition, such number of shares of our Class A Common Stock assumes that we will not be required to issue the shares of our Class A Common Stock that are the subject of this offering in lieu of the forward sellers borrowing and selling such shares to the underwriters as further described elsewhere in this prospectus supplement.

The number of shares of our Class A Common Stock to be outstanding immediately (i) before this offering, and (ii) after this offering, assuming full settlement of the forward sale agreements but without taking into account the Class C Effective Date, is, in each case, based on 2,214,455,318 shares of our Class A Common Stock outstanding as of September 30, 2026, and excludes any shares of our Class A Common Stock which may be issued under our equity compensation plans.

RISK FACTORS

An investment in our Class A Common Stock involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Class A Common Stock or Class C Common Stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Risks Relating to this Offering

Certain provisions contained in each forward sale agreement could subject us to risks if certain events occur, which could have an effect on our results of operations and liquidity with substantial cash payment obligations, could result in dilution to our earnings per share and return on equity, and could cause the market price of shares of our Class A Common Stock or our Class C Common Stock to decline.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to settle its forward sale agreement on a date specified by such forward purchaser if, subject to certain conditions:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to continue to borrow a number of shares of our Class A Common Stock or our Class C Common Stock, as applicable, equal to the number of shares to be delivered by us upon settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our Class A Common Stock or our Class C Common Stock, as applicable, payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than shares of our Class C Common Stock in certain specified distributions), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•

certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our Class A Common Stock or Class C Common Stock, as applicable, or certain changes in law (each as more fully described in the forward sale agreements); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with our entry into its forward sale agreement or our bankruptcy (except as described below) (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Class A Common Stock or our Class C Common Stock, as applicable, under the provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity and may adversely affect the market price of our Class A Common Stock or Class C Common Stock. In certain situations a forward purchaser will have the right to terminate its forward sale agreement upon the occurrence of an acceleration event, which may require us to make a substantial cash payment to such forward purchaser. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of Class A Common Stock or Class C Common Stock or receive any proceeds pursuant to the forward sale agreements.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, subject to certain conditions, on or prior to November 19, 2027. We expect that each forward sale agreement will be settled through delivery of shares of our Class A Common Stock or Class C Common Stock, as applicable, and such settlement will result in dilution to our earnings per share and return on equity and may adversely affect the market price of our Class A Common Stock and Class C Common Stock, as applicable.

The forward sale price that we expect to receive upon settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our Class A Common Stock or Class C Common Stock, as applicable, during the term of each forward sale agreement and in connection with settlement involving shares of our Class C Common Stock. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

In addition, the forward sale agreements require us to make available a registration statement for sales of shares of Class C Common Stock by the forward purchasers or their affiliates at certain times. We have been advised by the forward purchasers that they expect that, over the same period when they or their affiliates sell these shares of Class C Common Stock, they or their affiliates will purchase approximately an equal number of shares of Class A Common Stock and/or Class C Common Stock in the open market. These transactions may have an impact on the market price of our Class A Common Stock and/or our Class C Common Stock.

In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our Class A Common Stock or Class C Common Stock, as applicable, unless we have previously elected to settle the forward sale agreement.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, each forward sale agreement will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our Class A Common Stock or Class C Common Stock, as applicable, not previously delivered (or for which settlement has not been previously elected), and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our Class A Common Stock or Class C Common Stock, as applicable, not previously settled (or for which settlement has not been elected). Therefore, to the extent there are any shares of our Class A Common Stock or Class C Common Stock, as applicable, with respect to which we have not elected to settle under a forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our Class A Common Stock or Class C Common Stock, as applicable.

Derivative accounting for the forward sale agreements may result in significant volatility to our reported financial results, which could adversely affect the market price of our Class A Common Stock or Class C Common Stock.

The forward sale agreements are not expected to satisfy the accounting requirements for equity classification, and, as a result, are expected to be recorded at fair value as derivative assets or liabilities on our balance sheet. For each financial period after we enter into the forward sale agreements and for so long as they do not qualify for equity classification, we expect to recognize in our consolidated statements of income the changes in the fair value of the forward sale agreements during that period. The fair value of the forward sale agreements for these purposes may be affected by a number of factors, many of which are outside our control, including changes in the market price of our Class A Common Stock, changes in the market price of our Class C Common Stock, interest rates, the passage of time and other assumptions used in the relevant valuation models under the applicable accounting standards. These gains or losses could be significant and may cause significant volatility in our reported financial results, even though the terms of the forward sale agreements will not change or affect our cash flows prior to settlement thereof, which could make it more difficult for you to evaluate our operating performance and could adversely affect the market price of our Class A Common Stock or Class C Common Stock.

Risks Relating to our Common Stock

The Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares may adversely affect the market price of our Class A Common Stock or Class C Common Stock, and our shareholders may experience dilution as a result of this offering and further dilution if we issue additional shares of Class A Common Stock or Class C Common Stock.

The market price of our Class A Common Stock is likely to be influenced by the Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares, if and when issued. Following the Class C Effective Date, the market price of our Class C Common Stock is likely to be influenced by the Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares. The market price of our Class A Common Stock or Class C Common Stock, as applicable, could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of Class A Common Stock or Class C Common Stock, as applicable, received upon conversion of or as a payment of dividends on the Series A Mandatory Convertible Preferred Stock (and the Series A Depositary Shares); (2) possible sales of our Class A Common Stock or Class C Common Stock, as applicable, underlying the Series A Depositary Shares by investors who view the Series A Depositary Shares as a more attractive means of equity participation in us than owning shares of Class A Common Stock or Class C Common Stock, as applicable, underlying the Series A Depositary Shares; and (3) hedging or arbitrage trading activity that we expect to develop involving the Series A Depositary Shares, and our Class A Common Stock or Class C Common Stock, as applicable.

In addition, the issuance of any Class A Common Stock or Class C Common Stock by us pursuant to a forward sale agreement upon settlement thereof or in lieu of the forward sellers selling our Class A Common Stock to the underwriters as further described elsewhere in this prospectus supplement will have a dilutive effect on our earnings per share and return on equity.

Our Class A Common Stock and Class C Common Stock will rank junior to our Series A Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, dissolution, or winding-up.

Our Class A Common Stock and Class C Common Stock will rank junior to our Series A Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution, or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Series A Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our Class A Common Stock or Class C Common Stock, and we may not repurchase our Class A Common Stock or Class C Common Stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our Class A Common Stock or Class C Common Stock, as applicable, until we have paid to holders of our Series A Mandatory Convertible Preferred Stock an amount per share of Series A Mandatory Convertible Preferred Stock equal to the greater of (x) $1,000 per share of the Series A Mandatory Convertible Preferred Stock plus an amount equal to any accumulated and unpaid dividends per share of such Series A Mandatory Convertible Preferred Stock to, but excluding, the date fixed for such liquidation, winding-up or dissolution and (y)(i) the per share amount to be paid or distributed to holders of the Class A Common Stock or Class C Common Stock, as applicable, then underlying the Series A Mandatory Convertible Preferred Stock in connection with such voluntary or involuntary liquidation, winding-up or dissolution, multiplied by (ii) the then-current maximum conversion rate of the Series A Mandatory Convertible Preferred Stock.

Our Class C Common Stock is a new class of securities that is contingent on the effectiveness of our Amended and Restated Certificate of Incorporation, and an active, liquid trading market for our Class C Common Stock may not develop or be sustained.

Our Class C Common Stock is a new class of securities that does not currently exist. The creation and issuance of our Class C Common Stock are contingent upon the effectiveness of our Amended and Restated Certificate of Incorporation. Although we expect the Amended and Restated Certificate of Incorporation to become effective on January 19, 2027, there are factors outside of our control that could delay or prevent effectiveness.

There can be no assurance that an active or liquid trading market will develop following issuance of our Class C Common Stock in connection with the Declared Class C Dividend. The trading market for our Class C Common Stock may be less robust than the existing trading market for our Class A Common Stock, and we cannot predict the trading price of our Class C Common Stock. In addition, the trading prices of our Class A Common Stock and Class C Common Stock may not converge, and may diverge significantly. If an active public market for our Class C Common Stock does not develop or is not sustained, the trading price and liquidity of our Class C Common Stock could be materially adversely affected.

USE OF PROCEEDS

We do not expect to initially receive any proceeds from the sale of shares of our Class A Common Stock offered by the forward sellers in this offering unless an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement (including in connection with the exercise of the underwriters’ option to purchase additional shares, in whole or in part), in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

At an assumed initial forward sale price of $    per share (which is the price at which the underwriters have agreed to buy the shares of Class A Common Stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $    billion (or approximately $    billion if the underwriters’ option to purchase additional shares is exercised in full), subject to the price adjustment and other provisions of the forward sale agreements, upon settlement of the forward sale agreements, which we expect to occur on or prior to November 19, 2027. For purposes of calculating the proceeds we expect to receive upon settlement of the forward sale agreements, we have assumed that each forward sale agreement is settled by delivery of our Class A Common Stock based upon the assumed initial forward sale price of $    on the effective date of the forward sale agreements, which will be    , 2026. We will not receive any proceeds under the forward sale agreements on the closing date of this offering, except in the limited circumstance described in the immediately preceding paragraph.

The actual proceeds to us from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our Class A Common Stock or Class C Common Stock, as applicable, during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. In addition, following the Class C Effective Date, the forward sale price will be subject to reduction if we elect to settle any forward sale agreement by delivery of our Class C Common Stock, in the case of a Class A Transaction, based in part on the difference between the trading price of our Class A Common Stock and our Class C Common Stock at that time. The settlement of the forward sale agreements is also subject to acceleration by each forward purchaser upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” in this prospectus supplement for a description of the forward sale agreements.

We currently intend to use the net proceeds, if any, that we receive upon settlement of the forward sale agreements for general corporate purposes.

CONCURRENT DEPOSITARY SHARES OFFERING

Concurrently with this offering, we are also making a public offering of 250,000,000 Series A Depositary Shares (“Series A Depositary Shares”), each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, par value $0.000006 per share (“Series A Mandatory Convertible Preferred Stock”) pursuant to a separate prospectus supplement (the “Concurrent Depositary Shares Offering”). We have granted the underwriters of the Concurrent Depositary Shares Offering a 30-day option to purchase up to 37,500,000 additional Series A Depositary Shares, solely to cover over-allotments, if any.

Dividends on our Series A Mandatory Convertible Preferred Stock will initially be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of  % on the liquidation preference of $1,000 per share. We may pay declared dividends initially in cash or, subject to certain limitations, in shares of our Class A Common Stock, or in any combination of cash and shares of our Class A Common Stock on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, February 15, 2027 and ending on, and including, August 15, 2029. Following the Class C Dividend Trigger Date (as defined below), any declared dividends may be payable in cash or, subject to certain limitations, in shares of our Class C Common Stock or in any combination of cash and shares of our Class C Common Stock. With respect to the Series A Mandatory Convertible Preferred Stock, a “Class C Trigger Event” will be deemed to have occurred if, on or prior to April 15, 2029, we issue, in connection with the Class C Dividend, shares of Class C Common Stock that are approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange. The “Class C Dividend Trigger Date” means the date that is the later of (i) the date on which the Class C Trigger Event occurs and (ii) the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock.

Each share of our Series A Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Series A Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Series A Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period (as defined below) into between    and    shares of our Class A Common Stock, subject to anti-dilution adjustments (the “minimum conversion rate” and the “maximum conversion rate”, respectively); provided that, if the Class C Trigger Event occurs, unless earlier converted, each share of our Series A Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period into a number of shares of our Class C Common Stock not less than the then-current minimum conversion rate nor greater than the then-current maximum conversion rate. Upon the occurrence of the Class C Trigger Event, the maximum conversion rate and the minimum conversion rate will be adjusted in the manner described in the prospectus supplement relating to the Concurrent Depositary Shares Offering. The number of shares of our Class A Common Stock or our Class C Common Stock, as the case may be, issuable upon such conversion will be determined based on the average VWAP (as defined in the prospectus supplement relating to the Concurrent Depositary Shares Offering) of our Class A Common Stock or our Class C Common Stock, as the case may be, over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to August 15, 2029, which we refer to as the “final averaging period.” At any time on or after the 50th trading day immediately following the Class C Dividend Trigger Date and prior to August 15, 2029, a holder of 20 Series A Depositary Shares may cause the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our Class C Common Stock equal to the then-current minimum conversion rate. If a holder of 20 Series A Depositary Shares causes the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the fundamental change reference date with respect to a fundamental change, the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount.

We intend to use the net proceeds from the Concurrent Depositary Shares Offering for general corporate purposes.

The closing of this offering is not conditioned upon the closing of the Concurrent Depositary Shares Offering, and the closing of the Concurrent Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Concurrent Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Concurrent Depositary Shares Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Series A Depositary Shares or the Series A Mandatory Convertible Preferred Stock being offered in the Concurrent Depositary Shares Offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain provisions of our Amended and Restated Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on October 21, 2026 with an effective date of January 19, 2027, and our Amended and Restated Bylaws (the “Bylaws”) as currently in effect. The Amended and Restated Certificate of Incorporation establishes a new class of capital stock, the Class C Common Stock. The provisions relating to the Class C Common Stock described below will apply only if and when the Amended and Restated Certificate of Incorporation becomes effective.

Upon the effectiveness of our Amended and Restated Certificate of Incorporation, our authorized capital stock will consist of 109,241,000,000 shares, consisting of (i) 5,000,000,000 shares of Class A Common Stock, $0.000006 par value per share; (ii) 4,141,000,000 shares of Class B Common Stock, $0.000006 par value per share; (iii) 100,000,000,000 shares of Class C Common Stock, $0.000006 par value per share; and (iv) 100,000,000 shares of preferred stock, $0.000006 par value per share. The number of authorized shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine. Shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors, provided that in the event a dividend is paid in the form of shares of common stock (or rights to acquire such shares), then holders of each class of common stock shall receive shares of their respective class (or rights to acquire such shares, as the case may be), on a per share basis, in an identical number of shares. Notwithstanding the foregoing, the board of directors may make a disparate dividend or distribution per share of Class A Common Stock, Class B Common Stock, and Class C Common Stock if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of our outstanding Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class. In addition, whether or not any shares of Class C Common Stock are then outstanding, the board of directors may declare a dividend to be paid in the form of Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) to all holders of Class A Common Stock, Class B Common Stock, and Class C Common Stock then outstanding with holders of shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be).

Voting Rights

The holders of our Class B Common Stock are entitled to ten votes per share, holders of our Class A Common Stock are entitled to one vote per share, and holders of our Class C Common Stock have no voting rights, except as provided in the Amended and Restated Certificate of Incorporation or as required by law. The holders of our Class A Common Stock and Class B Common Stock vote together as a single class, unless otherwise required by law. Delaware law could require holders of our Class A Common Stock, our Class B Common Stock, or our Class C Common Stock to vote separately as a class in the following circumstances:

•

if we were to seek to amend our Amended and Restated Certificate of Incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment;

•

if we were to seek to amend our Amended and Restated Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment; and

•

pursuant to the Amended and Restated Certificate of Incorporation, if any or each class desired to approve disparate treatment in the event of any (i) subdivisions, combinations, or reclassifications; (ii) liquidation, dissolution, or winding up; (iii) merger or consolidation; or (iv) third-party tender or exchange offers.

Further, any transaction that would result in a change in control of the Company requires the approval of a majority of the outstanding shares of our Class B Common Stock, voting as a separate class, until such time as shares of our Class B Common Stock represent less than thirty-five percent (35%) of the total voting power of our then outstanding capital stock.

Shareholders do not have the ability to cumulate votes for the election of directors. In the event the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, the Amended and Restated Certificate of Incorporation provides that our board of directors shall become classified, consisting of three classes of approximately equal size, each serving staggered three-year terms. Our directors will be assigned by the then-current board of directors to a class when the outstanding shares of our Class B Common Stock represent less than a majority of the total voting power of our then outstanding capital stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation, or winding up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of each class of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion

Shares of our Class A Common Stock and Class C Common Stock are not convertible into any other shares of our capital stock.

Shares of our Class B Common Stock are convertible at any time as follows: (1) at the option of the holder, a share of Class B Common Stock may be converted at any time into one share of Class A Common Stock or

(2) upon the election of the holders of a majority of the then-outstanding shares of Class B Common Stock, all outstanding shares of Class B Common Stock may be converted into shares of Class A Common Stock. In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain transfers described in the Amended and Restated Certificate of Incorporation, including transfers to family members, trusts solely for the benefit of the shareholder or their family members, and partnerships, corporations, and other entities exclusively owned by the shareholder or their family members. Once converted or transferred and converted into Class A Common Stock, the Class B Common Stock will not be reissued.

Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting, conversion, or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company.

We will issue Series A Mandatory Convertible Preferred Stock in connection with the Concurrent Depositary Shares Offering. See “Concurrent Depositary Shares Offering.”

Anti-Takeover Provisions

So long as the outstanding shares of our Class B Common Stock represent a majority of the combined voting power of our outstanding capital stock, Mark Zuckerberg, our founder, Chairman, and CEO, will effectively control all matters submitted to our shareholders for a vote, as well as the overall management and direction of the Company, which will have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

After such time as the outstanding shares of our Class B Common Stock no longer represent a majority of the combined voting power of our outstanding capital stock, the provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

Amended and Restated Certificate of Incorporation and Bylaws Provisions

Our Amended and Restated Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company, even after such time as the outstanding shares of our Class B Common Stock no longer represent a majority of the combined voting power of our outstanding capital stock, including the following:

•

Separate Class B Vote for Certain Transactions. Any transaction that would result in a change in control of the Company requires the approval of a majority of our outstanding shares of Class B Common Stock voting as a separate class until such time as the outstanding shares of our Class B Common Stock represent less than thirty-five percent (35%) of the combined voting power of our outstanding capital stock. This provision could delay or prevent the approval of a change in control that might otherwise be approved by a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock voting together on a combined basis.

•

Multi-Class Stock. Our Amended and Restated Certificate of Incorporation provides for a multi-class common stock structure, which provides Mark Zuckerberg, our founder, Chairman, and CEO, with the ability to control the outcome of matters requiring shareholder approval, even if he owns significantly less than a majority of the shares of our outstanding capital stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

•

Supermajority Approvals. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide that certain amendments to our Amended and Restated Certificate of Incorporation or Bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. However, when the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, certain amendments to our Amended and Restated Certificate of Incorporation or Bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. This will have the effect of making it more difficult to amend our Amended and Restated Certificate of Incorporation or Bylaws to remove or modify certain provisions.

•

Board of Directors Vacancies. Our Amended and Restated Certificate of Incorporation and Bylaws provide that shareholders may fill vacant directorships. When the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, our Amended and Restated Certificate of Incorporation and Bylaws will authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of the total number of authorized directors. These provisions restricting the filling of vacancies will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Classified Board. Our board of directors is not classified. Our Amended and Restated Certificate of Incorporation and Bylaws provide that when the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, our board of directors will be classified into three classes of directors, each of which will hold office for a three-year term. In addition, thereafter, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•

Shareholder Action; Special Meeting of Shareholders. Our Amended and Restated Certificate of Incorporation and Bylaws provide that shareholders will be able to take action by written consent. When the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, our shareholders will no longer be able to take action by written consent, and will only be able to take action at annual or special meetings of our shareholders. Shareholders will not be permitted to cumulate their votes for the election of directors. Our Amended and Restated Certificate of Incorporation and Bylaws further provide that special meetings of our shareholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or our president.

•

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at any meeting of shareholders. Our Bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors.

The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Delaware Law

A Delaware corporation may “opt out” of the business combination provisions of Section 203 of the DGCL with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the business combination provisions of Section 203 of the DGCL.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Amended and Restated Certificate of Incorporation or Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transferability and Listing

Like shares of our Class A Common Stock, shares of our Class C Common Stock will be freely transferable. The shares of our Class A Common Stock are currently listed on Nasdaq under the symbol “META.” Prior to the date the Declared Class C Dividend is paid, we intend to file appropriate applications and notices with Nasdaq to list the shares of our Class C Common Stock. The listing of the shares of our Class C Common Stock on Nasdaq is subject to Nasdaq’s approval of such listing applications and notices, which will be conditioned upon our satisfaction of certain listing requirements. We believe that we will be able to satisfy these listing requirements upon the payment of the Declared Class C Dividend.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following is a discussion of U.S. federal income tax considerations of owning and disposing of our Class A Common Stock purchased for cash in this offering by “Non-U.S. Holders” (as defined below) that hold our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, as well as differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	a person that holds (directly, indirectly or constructively) more than 5% of our Class A Common Stock;

•	a person holding our Class A Common Stock as part of a “straddle” or integrated transaction;

•	a “qualified foreign pension fund” as defined in Section 897(l)(2) of the Code or an entity, all of the interests of which are held by qualified foreign pension funds;

•	a “controlled foreign corporation” or a “passive foreign investment company”; or

•	a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If you are an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or investors will generally depend on the status of the partners and your activities. If you are a partnership or other pass-through entity holding our Class A Common Stock, or an investor in such an entity, you should consult your tax advisor as to the particular U.S. federal income tax consequences to you of the acquisition, ownership and disposition of our Class A Common Stock.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary does not address any aspect of state, local or non-U.S. taxation, any U.S. federal taxes other than income taxes (such as gift or estate taxes), any minimum tax consequences or any Medicare contribution tax consequences, or the application of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements. You should consult your tax advisor regarding the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of our Class A Common Stock that is, for U.S. federal income tax purposes:

•	a nonresident alien individual (except as provided in the paragraph immediately below);

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax advisor regarding the U.S. federal income tax consequences to you.

Dividends

Distributions of cash or other property will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, your adjusted tax basis in Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our Class A Common Stock, as described below under “—Sale or Other Taxable Disposition of Our Class A Common Stock.”

Dividends paid to you on our Class A Common Stock will generally be subject to a withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for the applicable withholding agent to withhold tax at a lower treaty rate, you must certify your entitlement to treaty benefits. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E (or any successor form) or appropriate substitute form to the applicable withholding agent. If you hold our Class A Common Stock through a financial institution or other agent acting on your behalf, you will generally be required to provide appropriate documentation to the agent. Your agent will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that you maintain in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our Class A Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Sale or Other Taxable Disposition of Our Class A Common Stock

Subject to the discussions below concerning backup withholding and FATCA, you will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other taxable disposition of our Class A Common Stock unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that you maintain in the United States), or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and your holding period for your Class A Common Stock.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. If gain you recognize is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that you maintain in the United States), you will generally be taxed on such gain in the same manner as a U.S. person, and if you are a corporate Non-U.S. Holder, you may also be subject to a branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

We or an applicable withholding agent must report annually to the IRS and to you the amount of dividends paid to you and the amount of any tax withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will generally be required to comply with applicable certification procedures to establish that you are a Non-U.S. Holder in order to avoid backup withholding with respect to dividends on, or the proceeds of a sale or other disposition of, your Class A Common Stock. Backup withholding is not an additional tax. Any amount paid as backup withholding may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on “withholdable payments” to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding (if applicable) applies to dividends on our Class A Common Stock. While existing Treasury regulations would also require withholding on payments of gross proceeds of the sale or other disposition of our Class A Common Stock, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. You should consult your tax advisor regarding the effects of FATCA on your investment in our Class A Common Stock, including whether you would be eligible for a refund in the event that the 30% withholding under FATCA applies to a dividend on our Class A Common Stock.

UNDERWRITING (CONFLICTS OF INTEREST)

General

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the forward sellers have agreed to sell to that underwriter, the number of shares of our Class A Common Stock set forth in the following table opposite the underwriter’s name.

Name	Number of Shares
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

Total

Under the terms and conditions set forth in the underwriting agreement, the underwriters have committed, subject to the terms and conditions set forth therein, to take and pay for all of the shares of our Class A Common Stock reflected in the table above if any of such shares of our Class A Common Stock are taken, provided, that under certain circumstances involving a default of an underwriter, less than all of such shares of Class A Common Stock may be purchased. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us and the forward sellers that they propose initially to offer the shares of our Class A Common Stock in this offering at the public offering price set forth on the cover page of this prospectus supplement. If all of such shares of our Class A Common Stock are not sold at the public offering price set forth on the cover page of this prospectus supplement, the public offering price and other selling items may be changed by the underwriters.

The Cornerstone Investors have, severally and not jointly, indicated an interest in purchasing up to an aggregate of $5.0 billion of shares of Class A common stock offered in this offering at the same price and on the same terms and conditions as the other purchasers in this offering. Because these indications of interest are not binding agreements or commitments to purchase, any of the Cornerstone Investors may determine to purchase more, fewer, or no shares of Class A common stock in this offering, or the underwriters may determine to sell more, fewer, or no shares of Class A common stock to any of the Cornerstone Investors. The underwriters will receive the same underwriting discount on any shares of Class A common stock purchased by the Cornerstone Investors as they will from the other shares of Class A common stock sold to the public in this offering.

It is expected that delivery of the Class A Common Stock will be made against payment therefor on   , 2026, which is the second business day following the trade date for the Class A Common Stock (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class A Common Stock prior to the business day preceding the settlement date will be required, by virtue of the fact that the Class A Common Stock initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Class A Common Stock who wish to trade the Class A Common Stock prior to the business day preceding the settlement date should consult their own advisors.

The following table shows the underwriting discount we will pay to the underwriters in respect of this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our Class A Common Stock:

	Without option	With full option
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $    . We have agreed to reimburse the underwriters for certain of their out-of-pocket expenses in connection with the offering in an amount not to exceed $50,000.

We have agreed to indemnify the underwriters, the forward sellers and the forward purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters, the forward sellers or the forward purchasers may be required to make because of any of those liabilities.

Forward Sale Agreements

We have entered into forward sale agreements on the date of this prospectus supplement with the forward purchasers relating to an aggregate of      shares of our Class A Common Stock. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering an aggregate of      shares of our Class A Common Stock.

If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date, any shares of our Class A Common Stock, then such forward purchaser’s forward sale agreement will not become effective. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our Class A Common Stock underlying its forward sale agreement, or that it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our Class A Common Stock, then we will issue and sell directly to the underwriters a number of shares of our Class A Common Stock equal to the number of shares that such forward seller does not borrow and deliver, and the number of shares of our Class A Common Stock to which such forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our Class A Common Stock to which one or more of the forward sale agreements relate is so reduced, the commitments of the several underwriters to purchase shares of our Class A Common Stock from the forward sellers and the forward sellers’ obligation to borrow such shares for delivery and sale to the several underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters, severally in proportion to their respective underwriting obligations reflected in the table above, all or such portion of the number of shares of our Class A Common Stock not borrowed and delivered by the forward sellers. In such event, we or the representatives of the underwriters will have the right to postpone the closing date by one business day to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our Class A Common Stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon settlement of the forward sale agreements.

Upon the occurrence of a Class C Effective Date, each forward sale agreement will become two separate transactions, each with terms identical to those of the applicable forward sale agreement immediately prior to the

Class C Effective Date, except with one transaction having shares of Class A Common Stock as the underlying shares (a “Class A Transaction”) and the other transaction having Class C Common Stock as the underlying shares and with such further changes as required under the terms of each forward sale agreement. Subject to certain conditions, we will have the ability to settle the Class A Transactions through the delivery of shares of Class C Common Stock, with an adjustment to the forward price applicable to such settlement. A “Class C Effective Date” will be deemed to have occurred if we issue, in connection with the Class C Dividend, shares of Class C Common Stock that are approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange, where a “Class C Dividend” means either (x) the Declared Class C Dividend or (y) any reclassification or recapitalization (in each case, other than through a merger) of each share of Class A Common Stock outstanding into one share of Class A Common Stock and one share of Class C Common Stock, where such reclassification or recapitalization is economically equivalent to the Declared Class C Dividend.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, subject to certain conditions, but which we expect to occur on or prior to November 19, 2027. On a settlement date or dates, we will issue shares of our Class A Common Stock or shares of our Class C Common Stock, as applicable, to the relevant forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $    per share, which is the price at which the underwriters have agreed to buy the shares of our Class A Common Stock offered hereby. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our Class A Common Stock or Class C Common Stock, as applicable, during the term of the forward sale agreements and in connection with settlement involving shares of our Class C Common Stock. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.

The forward sale agreements are not expected to satisfy the accounting requirements for equity classification and, as a result, are expected to be recorded at fair value as derivative assets or liabilities on our balance sheet. For each financial period after we enter into the forward sale agreements and for so long as they do not qualify for equity classification, we expect to recognize in our consolidated statements of income the changes in the fair value of the forward sale agreements during that period. The fair value of the forward sale agreements for these purposes may be affected by a number of factors, many of which are outside our control, including changes in the market price of our Class A Common Stock, changes in the market price of our Class C Common Stock, interest rates, the passage of time and other assumptions used in the relevant valuation models under the applicable accounting standards. These gains or losses could be significant and may cause significant volatility in our reported financial results, even though the terms of the forward sale agreements will not change or affect our cash flows prior to settlement thereof, which could make it more difficult for you to evaluate our operating performance and could adversely affect the market price of our Class A Common Stock or Class C Common Stock.

In addition, from the date we enter into the forward sale agreements until settlement, the Class A Common Stock or Class C Common Stock, as applicable, issuable under the forward sale agreements will be treated as potential common shares in calculating diluted earnings per share under the treasury stock method, to the extent dilutive. Under this method, the number of shares of our Class A Common Stock and Class C Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of Class A Common Stock and Class C Common Stock that would be issued upon full settlement of the forward sale agreements over the number of shares of Class A Common Stock and Class C Common Stock that could be purchased by us in the market (based on the average market price of our Class A Common Stock and Class C Common Stock during the applicable reporting period) using the proceeds receivable upon full settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our Class A Common Stock or Class C Common Stock, as applicable, is above the applicable adjusted forward sale price, which is initially $    per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our Class A Common Stock or Class C Common Stock, as applicable, during the term of the forward sale agreements and in connection with settlement involving shares of our Class C Common Stock. Furthermore, if we determine the effect of the forward sale agreements is dilutive, the numerator of diluted earnings per share will be adjusted to reverse the derivative gain or loss recognized during the period because diluted earnings per share will be calculated as if the contract were accounted for in equity, and not as a derivative, during the relevant period. Upon settlement of the forward sale agreements, delivery of shares of our Class A Common Stock or Class C Common Stock, as applicable, to the forward purchasers will result in dilution to our earnings per share.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to settle its forward sale agreement on a date specified by such forward purchaser if, subject to certain conditions:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to continue to borrow a number of shares of our Class A Common Stock or our Class C Common Stock, as applicable, equal to the number of shares to be delivered by us upon settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our Class A Common Stock or our Class C Common Stock, as applicable, payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than shares of our Class C Common Stock in certain specified distributions), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•

certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our Class A Common Stock or Class C Common Stock, as applicable, or certain changes in law (each as more fully described in the forward sale agreements); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with our entry into its forward sale agreement or our bankruptcy (except as described below) (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Class A Common Stock or our Class C Common Stock, as applicable, under the provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity and may adversely affect the market price of our Class A Common Stock or Class C Common Stock. In certain situations a forward purchaser will have the right to terminate its forward sale agreement upon the occurrence of an acceleration event, which may require us to make a substantial cash payment to such forward purchaser. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of Class A Common Stock or Class C Common Stock or receive any proceeds pursuant to the forward sale agreements.

The foregoing description of certain provisions of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those agreements.

Option to Purchase Additional Shares

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $3,375,000,000 of shares of our Class A Common Stock at a price of $   per share. If such option is exercised, we expect to enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our Class A Common Stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our Class A Common Stock underlying its additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our Class A Common Stock equal to the number of shares of our Class A Common Stock that such forward seller does not borrow and deliver.

Listing

Our Class A Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “META.” We intend to apply to list the Class C Common Stock on Nasdaq upon issuance thereof as a result of the Declared Class C Dividend.

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed with the underwriters, forward purchasers and forward sellers from the date of this prospectus supplement and ending immediately after the close of the Trading Day (as defined below) occurring on the 60th day after the date of this prospectus supplement (the “60th Day”) or, if the 60th Day is not a day on which Nasdaq is open for the buying and selling of securities (any such day, a “Trading Day”), ending immediately after the close of the last Trading Day immediately preceding the 60th Day (such period of time between the date of this prospectus supplement and, as the case may be, the 60th Day or the last Trading Day immediately preceding the 60th Day, referred to herein as the “Restricted Period”), not to, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class C Common Stock (collectively, the “Stock”) or any other securities of the Company that are substantially similar to the Stock, including any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, (ii) enter into any swap, loan or other agreement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or (iii) file or confidentially submit any registration statement with the SEC relating to the offering of any shares of Stock or such other securities. The foregoing restrictions shall not apply to (A) (x) the Class A Common Stock to be sold hereunder or pursuant to any forward sale agreement, as applicable, (y) any shares of Class C Common Stock to be sold under a registration statement pursuant to and as contemplated by the forward sale agreements and (z) the filing of any such registration statement, (B) any shares of Class A Common Stock issued pursuant to forward sale agreements outstanding on the date hereof, (C) the grant of shares of Stock or securities convertible into or exercisable for shares of Stock, warrants, options to purchase shares, restricted stock units or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company described in the Prospectus, (D) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock upon the conversion, exercise (including net exercise), settlement (including net settlement) or vesting of any warrant, option to purchase shares, restricted stock unit or other equity award granted under any stock incentive plan or stock purchase plan of the Company, in each case as described in this prospectus supplement or the accompanying prospectus, (E) the issuance of shares of Stock, securities convertible into or exercisable for shares of Stock or warrants to acquire shares of Stock upon the conversion or exercise of any outstanding preferred stock, warrants to acquire preferred stock or convertible securities, (F) the adoption and effectiveness of the Amended and Restated Certificate of Incorporation, (G) the declaration, issuance and payment of the Declared Class C Dividend, (H) the payment of any Additional Dividends pursuant to the Founder Alignment Agreement (each as described in the Preliminary Information Statement on Schedule 14C filed on October 21, 2026), (I) the issuance of Class C Common Stock in connection with any transaction that is economically equivalent to the Declared Class C Dividend, (J) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Stock, provided that (x) such plan does not provide for the transfer of Stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Stock may be made under such plan during the Restricted Period, (K) any shares of Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement or the accompanying prospectus, (L) the Concurrent Depositary Shares Offering, the filing of the registration statement relating thereto and the issuance of any shares of Class A Common Stock or Class C Common Stock upon conversion of the Series A Mandatory Convertible Preferred Stock, (M) the issuance of up to 10% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the First Time of Delivery, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters, (N) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this prospectus supplement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, or (O) the announcement of the entry into any at-the-market sales agreement by and between the Company and the sales agent named therein.

Additionally, all of our directors and executive officers have entered into lock-up agreements with the underwriters, pursuant to which the parties have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, they will not, and will not publicly disclose an intention to, during the Restricted Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock owned or hereafter acquired by the signatory or with respect to which the signatory has or hereafter acquires the power of disposition

(including, without limitation, any shares of Stock or such other securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act)) and securities which may be issued upon exercise of a stock option or warrant by the signatory or any other securities so owned convertible into or exercisable or exchangeable for any shares of Stock, or (2) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any shares of Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any shares of Stock or such other securities, in cash or otherwise. The foregoing will not apply to (a) transactions relating to any shares of Stock or other securities acquired in open market transactions after the completion of this offering, provided that no public report or filing with the SEC or otherwise is required or voluntarily made during the Restricted Period, (b) transfers, dispositions or distributions of any shares of Stock or any security convertible into any shares of Stock (i) (x) as a bona fide gift, including, without limitation, to a charitable organization or educational institution, or (y) for bona fide estate planning purposes, (ii) by will, testamentary document or intestacy, (iii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (iv) pursuant to an order of a court or regulatory agency having jurisdiction over the signatory, (v) to any corporation, partnership, limited liability company or other entity of which the signatory or the immediate family of the signatory (as defined in FINRA Rule 5130(i)(5)) are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (vi) to any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under sub-clauses (i) through (v) above, (vii) to any member of the signatory’s immediate family or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the signatory and/or any member of the signatory’s immediate family, or if the signatory is a trust, to a trustor or beneficiary of the trust or to the estate of the beneficiary of such trust or (viii) to the Company upon the signatory’s death, disability or termination of employment or other service relationship with the Company, provided that in the case of any transfer, disposition or distribution pursuant to this clause, (1) in the case of sub-clauses (ii), (v), (vi) and (vii) above, each donee, devisee, trustee, distributee or transferee, as the case may be, shall sign and deliver a lock-up agreement for the balance of the Restricted Period, (2) other than in the case of sub-clauses (iii), (iv) and (viii) above, or, in the case of one of our existing securityholders, sub-clauses (i)(y), (iii), (iv) and (viii) above, any such transfer shall not involve a disposition for value, (3) any filing under Section 16(a) of the Exchange Act on Form 4 or Form 5 (or, in the case of sub-clauses (i)-(iv) above, any filing, if required) shall indicate in the footnotes thereto that the filing relates to the circumstances described in the relevant sub-clause, (4) the signatory does not otherwise voluntarily effect any public filing or report regarding such transfers, and (5) in the case of sub-clause (viii) above, that any such shares of Stock were issued to the signatory pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in this prospectus supplement or the accompanying prospectus, (c) if the signatory is not an individual, distributions of any shares of Stock or any security convertible into any shares of Stock to, or in the case of one of our existing securityholders, transfers of any shares of Stock or any security convertible into any shares of Stock to: (i) a corporation, partnership, limited liability company or other entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933) of the signatory, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the signatory or affiliates of the signatory (including, for the avoidance of doubt, where the signatory is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution to limited partners, limited liability company members or shareholders of the signatory or holders of similar equity interests in the signatory, provided that in the case of any distribution or transfer pursuant to this clause, (1) each distributee or transferee shall sign and deliver a lock-up agreement for the balance of the Restricted Period, (2) any such transfer shall not involve a disposition for value, (3) any filing under Section 16(a) of the Exchange Act on Form 4 or Form 5 made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, and (4) the signatory does not otherwise voluntarily effect any public filing or report regarding such transfers, (d) facilitating the establishment of, or establishing, a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of any shares of Stock, provided that (i) such plan does not provide for the transfer of any shares of Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the signatory or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of any shares of Stock may be made under such plan during the Restricted Period, (e) securities sold pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the signatory (or, in the case of one of our existing securityholders, its affiliates) prior to the date of the lock-up agreement; provided that (1) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (2) the signatory does not otherwise voluntarily effect any other public filing or report regarding such sales or transfers during the Restricted Period, (f) securities transferred to the Company pursuant to the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase any shares of Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, restricted stock, options, warrants or rights, provided that (1) any such shares of Stock received upon such exercise, vesting or settlement shall be subject to the restrictions on transfer set forth in the lock-up agreement; (2) any filing under the Exchange Act required to be made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause; (3) the signatory does not otherwise voluntarily effect any public filing or report regarding such transfers; and (4) any such restricted stock units, restricted stock, options, warrants or rights are held by the signatory pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each of which is disclosed in this prospectus supplement or the accompanying prospectus, (g) any shares of Stock transferred pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of any such shares of Stock that has been approved by our board of directors, which results in any person or group of persons becoming the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the outstanding voting securities of the Company (or the surviving entity); provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, any such shares of Stock shall remain subject to the restrictions on transfer set forth in the lock-up agreement, (h) exercise or settlement of any outstanding warrant, option to purchase shares, restricted stock unit or other equity award granted under any stock incentive plan or stock purchase plan of the Company disclosed in this prospectus supplement or the accompanying prospectus; provided that (1) the underlying shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement, (2) no filing or public announcement by any party shall be voluntarily made in connection with such exercise or vesting, and (3) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option or the vesting or exercise of another applicable equity-based award, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option or vesting or exercise of another equity-based award are subject to the terms of the lock-up agreement, or (i) conversions of outstanding preferred stock, warrants to acquire preferred stock or convertible securities, in each case disclosed in this prospectus supplement or the accompanying prospectus, into any shares of Stock or warrants to acquire any shares of Stock; provided that (1) any such shares of Stock or warrants received upon such conversion shall be subject to the restrictions on transfer set forth in the lock-up agreement, (2) no filing or public announcement by any party shall be voluntarily made in connection with such conversion, and (3) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such conversion, that no shares were sold by the reporting person and that the shares received upon conversion are subject to the terms of the lock-up agreement; and, in the case of one of our existing securityholders, (j) pledges of Stock as collateral in accordance with and subject to the terms and conditions of a lending arrangement that has been established by the signatory (or its affiliates or designees) prior to the date of the lock-up agreement and is disclosed in this prospectus supplement or the accompanying prospectus, and any subsequent foreclosure on such collateral shares pledged in accordance with and subject to the terms and conditions of such lending arrangement or other exercise of remedies in respect of such collateral shares, provided that no filing under the Exchange Act, or any other public filing or disclosure, of such transfer by or on behalf of the signatory, shall be voluntarily made during the Restricted Period and to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of such transfers or dispositions pursuant to clause (j), it shall clearly indicate that the filing relates to the circumstances described in this clause (j). Notwithstanding the foregoing, in the case of one of our existing securityholders, no transferee of securities shall be required to sign or deliver a lock-up agreement if the transferee is an affiliate or estate planning vehicle of the signatory; provided that the signatory remains strictly responsible for compliance with the lock-up agreement by such transferee, and any breach of the lock-up agreement by such transferee shall be deemed a breach by the signatory.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of our Class A Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of our Class A Common Stock, which involves the sale by the underwriters of a greater number of shares of Class A Common Stock than they are required to purchase in this offering, and purchasing shares of Class A Common Stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The representatives have advised us that they may also impose penalty bids. This occurs when a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by such underwriter because the representatives of the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of our Class A Common Stock, and, as a result, the price of our Class A Common Stock may be higher than the price that otherwise might exist in the open market. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our Class A Common Stock. If the underwriters commence these transactions, the underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Concurrent Depositary Shares Offering

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 250,000,000 shares of our Series A Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, par value $0.000006 per share. We have granted the underwriters of the Concurrent Depositary Shares Offering an option to purchase up to an additional 37,500,000 Series A Depositary Shares from us at the public offering price less the underwriting discounts, exercisable for 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any. The completion of this offering is not contingent on the completion of the Concurrent Depositary Shares Offering, and the completion of the Concurrent Depositary Shares Offering is not contingent on the completion of this offering. See the section titled “Concurrent Depositary Shares Offering.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our Class A Common Stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our Class A Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our Class A Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement or the accompanying prospectus nor any other offering material or advertisements in connection with the shares of the Class A Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our Class A Common Stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to such shares of our Class A Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares of our Class A Common Stock at any time under the following exemptions under the EU Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters to any such offer; or

•	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation.

provided that no such offer of shares of our Class A Common Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation and each person who initially acquires any shares of our Class A Common Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

In the case of any shares of our Class A Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the EU Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted and agreed that the shares of our Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our Class A Common Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreement.

For the purposes of this selling restriction, the expression an “offer of shares of our Class A Common Stock to the public” in relation to any shares of our Class A Common Stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of our Class A Common Stock to be offered so as to enable an investor to decide to purchase shares of our Class A Common Stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No shares of our Class A Common Stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to such shares of our Class A Common Stock which has been approved by the Financial Conduct Authority, except that the shares of our Class A Common Stock may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters to any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares of our Class A Common Stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

In the case of any shares of our Class A Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of our Class A Common Stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our Class A Common Stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreement.

For the purposes of this selling restriction, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Class A Common Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

Additionally, in the United Kingdom (the “UK”), this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). Any shares of our Class A Common Stock will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of our Class A Common Stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of shares of our Class A Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to shares of our Class A Common Stock in, from or otherwise involving the UK.

Notice to Prospective Investors in Switzerland

Shares of our Class A Common Stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit shares of our Class A Common Stock to trading on any trading venue (exchange or multi-lateral trading facility) in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus or any other offering or marketing material relating to shares of our Class A Common Stock or us constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor the accompanying prospectus or any other offering or marketing material relating to shares of our Class A Common Stock or us may be distributed or otherwise made available in Switzerland.

Notice to Prospective Investors in Canada

Shares of our Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of our Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Shares of our Class A Common Stock have not been and may not be offered, sold or delivered in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the “public” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies Winding Up and Miscellaneous Provisions) Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder and in the manner as permitted under the Securities and Futures Ordinance and the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or (iii) in other circumstances which do not result in the document constituting a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or constituting an invitation to the “public” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Securities and Futures Ordinance; and no advertisement, offer, invitation or document relating to shares of our

Class A Common Stock has been or may be issued, circulated or distributed, or in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our Class A Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder and in the manner as permitted under the Securities and Futures Ordinance and the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and shares of our Class A Common Stock may not be offered for subscription to members of the public in Hong Kong. Each person acquiring any shares of our Class A Common Stock will be required, and is deemed by the acquisition of shares of our Class A Common Stock, to confirm that he is aware of the restriction on offers of shares of our Class A Common Stock described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any shares of our Class A Common Stock in circumstances that contravene any such restrictions. If you are in any doubt about the content of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Taiwan

Shares of our Class A Common Stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authorities or agencies of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be issued, offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authorities or agencies of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of shares of our Class A Common Stock in Taiwan.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our Class A Common Stock for sale may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act or otherwise under the Corporations Act so that it is lawful to offer the shares of our Class A Common Stock for sale without disclosure to investors under Chapter 6D of the Corporations Act.

Shares of our Class A Common Stock must not be offered for sale in Australia in the period of 12 months after their issue or sale by us, except in circumstances where disclosure to investors under Chapter 6D of the

Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our Class A Common Stock must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Certain Relationships

In the ordinary course of their respective businesses, the underwriters and certain of their affiliates have in the past and may in the future, engage in investment banking, commercial banking or other transactions of a financial nature with us and our affiliates, for which they have received and will receive customary compensation.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours and our affiliates. All of the underwriters or their affiliates that have a lending relationship with us or our affiliates routinely hedge and may continue to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially our Class A Common Stock. Any such credit default swaps or short positions could adversely affect future trading prices of our Class A Common Stock. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters in this offering are also underwriters in the Concurrent Depositary Shares Offering.

Conflicts of Interest

All of the proceeds from the sale of shares of our Class A Common Stock offered by the forward sellers in this offering (excluding proceeds, if any, paid to us with respect to any shares of Class A Common Stock that we may sell to the underwriters in lieu of the forward sellers selling such shares as further described elsewhere in this prospectus supplement) will be paid to the forward purchasers. Because Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC or their affiliates and/or agents, in their capacity as forward sellers, will receive more than 5% of the net proceeds of this offering, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of Class A Common Stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC may not make sales in this offering to any discretionary account without the prior written approval of the customer.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under

Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering; provided, however, that we are not incorporating by reference any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on January 29, 2026;

•	Those portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025;

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026 filed on April 30, 2026, for the quarterly period ended June  30, 2026 filed on July 30, 2026, and for the quarterly period ended September  30, 2026 filed on October 22, 2026;

•	Current Reports on Form 8-K filed on January 16, 2026, April 14, 2026, May 4, 2026, May 29, 2026, and October 21, 2026; and

•	Preliminary Information Statement on Schedule 14C filed on October 21, 2026, and any definitive information statement filed thereafter.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or calling us at:

Meta Platforms, Inc.

1 Meta Way

Menlo Park, California 94025

Telephone: (650) 543-4800

Attention: Investor Relations

LEGAL MATTERS

Certain legal matters with respect to the offering, including the validity of our Class A Common Stock, will be passed upon for Meta Platforms, Inc. by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Meta Platforms, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Meta Platforms, Inc. (“Meta”) may, from time to time, offer and sell, in one or more offerings, shares of common stock, preferred stock, depositary shares, warrants, purchase contracts, or units (collectively, the “securities”). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplements will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

The securities may be offered and sold to or through underwriters, brokers, dealers, or agents as designated from time to time, directly to one or more other purchasers, or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Class A common stock trades on the Nasdaq Global Select Market under the symbol “META.”

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein and therein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2026.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, and any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell, or an invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, the price to the public, the price paid to us for the securities, the net proceeds to us, the manner of distribution, any underwriting compensation, and the other specific material terms related to the offering of those securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Unless expressly indicated or the context requires otherwise, the terms “Meta,” “Company,” “we,” “us,” and “our” in this prospectus refer to Meta Platforms, Inc., and, where appropriate, its subsidiaries. References to “$” and “dollars” are to United States dollars. The term “Family” refers to our Facebook, Instagram, Messenger, and WhatsApp products. For references to accessing Meta’s products on the “web” or via a “website,” such terms refer to accessing such products on personal computers. For references to accessing Meta’s products on “mobile,” such term refers to accessing such products via a mobile application or via a mobile-optimized version of our websites, whether on a mobile phone or tablet.

Meta, the Meta logo, Meta Quest, Meta Horizon, Facebook, Instagram, WhatsApp, Reels, and our other registered or common law trademarks, service marks, or trade names included or incorporated by reference in this prospectus are the property of Meta Platforms, Inc. or its affiliates. Other trademarks, service marks, or trade names included or incorporated by reference in this prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://investor.atmeta.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

Meta filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on January 29, 2026 (the “Annual Report”);

•	those portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2026 that are incorporated by reference into our Annual Report;

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, filed on April 30, 2026, for the quarterly period ended June 30, 2026, filed on July 30, 2026, and for the quarterly period ended September 30, 2026, filed on October 22, 2026;

•	Current Reports on Form 8-K filed on January 16, 2026, April 14, 2026, May 4, 2026, May 29, 2026, and October 21, 2026; and

•	Preliminary Information Statement on Schedule 14C filed on October 21, 2026, and any definitive information statement filed thereafter.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Notwithstanding the foregoing paragraphs, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, upon written request and at no cost to the requester. Requests should be made by writing us at the following address:

Meta Platforms, Inc.

1 Meta Way

Menlo Park, California 94025

Telephone: (650) 543-4800

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward- looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K that are incorporated by reference herein or in any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY

Our mission is to build the future of human connection and the technology that makes it possible.

Our products enable people to connect and share through mobile devices, personal computers, virtual reality (“VR”) headsets, and AI glasses. We are innovating in artificial intelligence (“AI”) technologies to build transformative experiences and capabilities across our Family of Apps and new platforms, and to advance our vision to deliver personal superintelligence for everyone.

We build technology that helps people connect and share, find and build communities, and grow businesses. We also help people discover and learn about what is going on in the world around them, enable people to share their experiences, ideas, photos, videos, and other content with audiences ranging from their closest family members and friends to the public at large, and stay connected everywhere by accessing our products. Our vision does not center on any single product, but rather an entire ecosystem of experiences, devices, and new technologies powered by AI. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, WhatsApp and Threads further empowered billions around the world. Today, Meta is building the next evolution of social technology — immersive, empowering and intelligent experiences like AI, Meta Glasses and virtual reality — grounded in one belief: the future is for everyone.

Across our work, we are innovating to build new experiences that help make our platform more social, useful, and immersive. Our AI investments support initiatives across our products and services, helping power the systems that rank content in our apps, our discovery engine that recommends relevant content, the tools advertisers use to reach customers, the development of new generative AI experiences, and the tools that make our product development more efficient and productive. We are also working to develop the next generation of AI models and advance our vision to build superintelligence, which we define as AI that surpasses human intelligence. Although it is inherently difficult to predict when superintelligence may be achieved, we are investing now because we believe this has the potential to begin a new era of individual empowerment, where people can direct superintelligence towards what they value in their own lives.

We are a Delaware corporation. Our principal executive offices are located at 1 Meta Way, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our Class A common stock trades on the Nasdaq Global Select Market under the symbol “META.”

RISK FACTORS

Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, time deposits, money market funds, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations, or other short-term investments.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The description is intended as a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

As of the date of this prospectus, our authorized capital stock consists of 9,241,000,000 shares, consisting of (i) 5,000,000,000 shares of Class A common stock, $0.000006 par value per share; (ii) 4,141,000,000 shares of Class B common stock, $0.000006 par value per share; and (iii) 100,000,000 shares of preferred stock, $0.000006 par value per share. The number of authorized shares of Class A common stock or Class B common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine. Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by our board of directors, provided that in the event a dividend is paid in the form of shares of common stock (or rights to acquire such shares), then holders of each class of common stock shall receive shares of their respective class (or rights to acquire such shares, as the case may be), on a per share basis, in an identical number of shares. Notwithstanding the foregoing, our board of directors may make a disparate dividend or distribution per share of Class A common stock or Class B common stock if such disparate dividend or distribution is approved in advance by the affirmative vote of our Class A common stock and Class B common stock, each voting separately as a class.

Voting Rights

The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by law. Delaware law could require holders of our Class A common stock or our Class B common stock to vote separately as a class in the following circumstances:

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if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment;

•

if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment; and

•

pursuant to the amended and restated certificate of incorporation, if any or each class desired to approve disparate treatment in the event of any (i) subdivisions, combinations, or reclassifications; (ii) liquidation, dissolution, or winding up; or (iii) merger or consolidation.

Further, any transaction that would result in a change in control of the Company requires the approval of a majority of the outstanding shares of our Class B common stock, voting as a separate class, until such time as shares of our Class B common stock represent less than thirty-five percent of the combined voting power of our outstanding capital stock.

Shareholders do not have the ability to cumulate votes for the election of directors. In the event the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our amended and restated certificate of incorporation provides that our board of directors shall become classified, consisting of three classes of approximately equal size, each serving staggered three-year terms. Our directors will be assigned by the then-current board of directors to a class at such time.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation, or winding up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of each class of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion

Shares of our Class A common stock are not convertible into any other shares of our capital stock.

Shares of our Class B common stock are convertible at any time as follows: (1) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock or (2) upon the election of the holders of a majority of the then-outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the shareholder or their family members, and partnerships, corporations, and other entities exclusively owned by the shareholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.

Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting, conversion, or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company.

Anti-Takeover Provisions

So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding capital stock, Mark Zuckerberg, our founder, Chairman, and CEO, will effectively control all matters submitted to our shareholders for a vote, as well as the overall management and direction of the Company, which will have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

After such time as the outstanding shares of our Class B common stock no longer represent a majority of the combined voting power of our outstanding capital stock, the provisions of Delaware law, our amended and restated certificate of incorporation, and our amended and restated bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

Amended and Restated Certificate of Incorporation and Bylaws Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company, even after such time as the outstanding shares of our Class B common stock no longer represent a majority of the combined voting power of our outstanding capital stock, including the following:

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Separate Class B Vote for Certain Transactions. Any transaction that would result in a change in control of the Company requires the approval of a majority of our outstanding shares of Class B common stock voting as a separate class until such time as the outstanding shares of our Class B common stock represent less than thirty-five percent of the combined voting power of our outstanding capital stock. This provision could delay or prevent the approval of a change in control that might otherwise be approved by a majority of the outstanding shares of our Class A common stock and Class B common stock voting together on a combined basis.

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Dual Class Stock. Our amended and restated certificate of incorporation provides for a dual-class common stock structure, which provides Mark Zuckerberg, our founder, Chairman, and CEO with the ability to control the outcome of matters requiring shareholder approval, even if he owns significantly less than a majority of the shares of our outstanding capital stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

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Supermajority Approvals. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide that certain amendments to our amended and restated certificate of incorporation or amended and restated bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. However, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, certain amendments to our amended and restated certificate of incorporation or amended and restated bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. This will have the effect of making it more difficult to amend our amended and restated certificate of incorporation or amended and restated bylaws to remove or modify certain provisions.

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Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that shareholders may fill vacant directorships. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of the total number of authorized directors. These provisions restricting the filling of vacancies will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Classified Board. Our board of directors is not classified. Our amended and restated certificate of incorporation and amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our board of directors will be classified into three classes of directors, each of which will hold office for a three-year term. In addition, thereafter, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Shareholder Action; Special Meeting of Shareholders. Our amended and restated certificate of incorporation provides that shareholders will be able to take action by written consent. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our shareholders will no longer be able to take action by written consent, and will only be able to take action at annual or special meetings of our shareholders. Shareholders will not be permitted to cumulate their votes for the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of our shareholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or our president.

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Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at any meeting of shareholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Delaware Law

A Delaware corporation may “opt out” of the business combination provisions of Section 203 of the Delaware General Corporation Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the business combination provisions of Section 203 of the Delaware General Corporation Law.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “META.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We have summarized below general terms and conditions of a deposit agreement and the related depositary receipts. The applicable prospectus supplement will describe the terms of any deposit agreement and the related depositary receipts issuable thereunder. If any particular terms of the deposit agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may elect to have shares represented by depositary shares. The shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences, and privileges of the share represented by such depositary share (including dividend, voting, redemption, conversion, exchange, and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares, or fraction thereof, as described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement, the depositary shares, and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The share depositary will distribute all cash dividends or other cash distributions in respect of the shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the shares, the share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the share depositary determines that it is not feasible to make such a distribution. In that case, the share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share held by the share depositary, the share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any shares underlying the depositary shares are entitled to vote, the share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the shares) may then instruct the share depositary as to the exercise of the voting rights pertaining to the number of shares underlying that holder’s depositary shares. The share depositary will try to vote the number of shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the share depositary deems necessary to enable the share depositary to do so. The share depositary will abstain from voting the shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences, or privileges are offered with respect to the shares; or

•

the share depositary receives notice of any meeting at which holders of shares are entitled to vote or of which holders of shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any share, the share depositary will in each instance fix a record date (which will be the same as the record date for the shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences, or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding-up of us.

Charges of Share Depositary

We will pay all charges of the share depositary including charges in connection with the initial deposit of the shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the share is entitled to vote, withdrawals of the share by the holders of depositary receipts, or redemption or conversion of the share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing shares.

Notices

The depositary will forward to holders of depositary receipts all notices, reports, and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the shares underlying the depositary shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of the shares underlying the depositary shares.

Miscellaneous

Neither we nor the share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares unless satisfactory indemnity is furnished. We and the share depositary may rely on advice of or information from counsel, accountants, or other persons that they believe to be competent and on documents that they believe to be genuine. The share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor share depositary and the successor depositary has not accepted its appointment within 60 days after the share depositary delivered a resignation notice to us, the share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We have summarized below general terms and conditions of the warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may issue warrants for the purchase of our securities, including debt securities, common stock, preferred stock, and depositary shares, or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We have summarized below general terms and conditions of the purchase contracts that we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and the related agreements. If any particular terms of the purchase contracts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We have summarized below general terms and conditions of the units that we may issue from time to time. The applicable prospectus supplement will describe the terms of any units and the related agreements. If any particular terms of the units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction, or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents, and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price, or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any public offering price, dealer purchase price, discount, or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale, or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters, and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters, and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers, or agents may receive compensation in the form of commissions, discounts, or concessions from us. Underwriters, broker-dealers, or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer, or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Agents, underwriters, and dealers, or their affiliates, may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market, or otherwise.

The place and time of delivery for securities will be set forth in the applicable prospectus supplement for such securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the securities to be issued by us and certain other legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers, or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$22,500,000,000 of Class A Common Stock

Meta Platforms, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

Goldman Sachs & Co. LLC

    , 2026